CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Oshkosh Truck Corporation of our report dated October 23, 1999, except for Notes 4 and 15, as to which the date is November 24, 1999, included in the 1999 Annual Report to Shareholders of Oshkosh Truck Corporation.

Our audits also included the financial statement schedule of Oshkosh Truck Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-81681, No. 33-38822 and No. 33-62687) pertaining to the
Oshkosh Truck Corporation 1990 Incentive Stock Plan of our report dated October 23, 1999, except for Notes 4 and 15, as to which the date is November 24, 1999, with respect to the consolidated financial statements and schedule of Oshkosh Truck Corporation included in or incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1999.



                                                      /s/ Ernst & Young LLP
                                                      Ernst & Young LLP

Milwaukee, Wisconsin
December 23, 1999